Exhibit 32.2

CERTIFICATE OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Enhabit, Inc. on Form 10-Q for the period ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Crissy B. Carlisle, Chief Financial Officer of Enhabit, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Enhabit, Inc.

Date:	August 8, 2024
		By:	/s/ CRISSY B. CARLISLE
Crissy B. Carlisle
Chief Financial Officer